                                                                    EXHIBIT 99.1

NuCo2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                CONTACTS:  MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                          NUCO2 INC. REPORTS INCREASED
                         THIRD QUARTER OPERATING RESULTS
                                       ---

        OPERATING INCOME RISES SHARPLY; EBITDA INCREASES TO $5.4 MILLION

STUART,  FLORIDA, May 5, 2003 -- NuCo2 Inc. (Nasdaq: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today announced  improved  operating  results for the fiscal third quarter ended
March 31, 2003, including a more than four-fold increase in operating income.

            "I am pleased to report that NuCo2 achieved solid gains in the third quarter," said Michael E. DeDomenico, Chairman and CEO. "We beat our action plan targets in terms of new contract  signings,  improving  gross  margin,  reducing expenses, and growing EBITDA (earnings before interest,  taxes, depreciation and amortization).  In combination with this strong  performance,  we paid down $3.0 million  under our  senior  credit  facility  during the  quarter.  We expect to continually build upon this quarter's financial  performance as we implement our operational strengthening and growth programs."

            For the three months ended March 31, 2003, net sales increased 3.4%, to $18.3 million, compared with $17.7 million in the corresponding  year-earlier period.  Gross profit rose 9.3%, to $9.6  million,  compared with $8.8 million a year ago, with gross profit margin  increasing to 52.3%,  from 49.5%.  Operating income for the third fiscal quarter amounted to $1.0 million,  up 371% from $0.2 million a year earlier.  Net loss  declined to $0.8  million,  from $1.8 million last year, an improvement of $1.0 million.  EBITDA for the quarter  totaled $5.4 million,  exceeding  the  Company's  forecast of $5.3  million,  and compared to
EBITDA a year ago of $4.3 million, a 26.6% gain.

            Compared to the  immediately  preceding  fiscal second quarter ended
December 31, 2002,  net sales for the quarter ended March 31, 2003  increased by
$0.2  million,   or  approximately  1%.  Gross  profit  rose  $0.2  million,  or approximately  2.0%,  with gross profit  margin  increasing to 52.3% from 51.9%.
Operating  income rose to $1.0 million from an operating loss of ($0.4) million, a swing of more than $1.4  million.  EBITDA  in the third  quarter  rose to $5.4 million from $4.0 million, an increase of $1.4 million, or 34.5%.

            "The improved  third  quarter  performance  reflects the  increasing success of the Company's new marketing  program aimed  primarily at national and regional  food and  other  consumer  chains,  heightened  efficiencies  from the roll-out of our new distribution routing system,  improved  productivity and the benefits of the Company's recently developed action plan,  including  aggressive expense reductions," said Mr. DeDomenico.

            Mr.  DeDomenico  commented  that,  "last  quarter's  EBITDA  of $5.4 reflects  the new  baseline  from which we expect to achieve  steady  sequential
improvement  going  forward.   Our  preliminary   projections  for  fiscal  2004
anticipate EBITDA increasing 35%-40% from fiscal 2003. In addition, we expect to move from a negative to a positive net income early in fiscal 2004. We intend to achieve  sustainable  financial  improvements  through a combination of targeted annual growth, debt reduction and stronger liquidity."

            During the quarter  ended March 31, 2003,  the Company  signed 4,300 new  contracts,  bringing  the fiscal  year to date total to 11,800.  For fiscal
2003, the Company  expects 14,500 new  contracts.  Also during the quarter,  the
Company  achieved 1,500 net new account  activations.  Attrition  among existing customers slowed sharply in the third quarter,  to approximately half of what it was in the prior quarter.  The Company ended the third quarter with a backlog in excess  of 5,600  contracts,  which  compares  with a backlog  of  almost  3,600 contracts at December 31, 2002.

                                   About NuCo2

            NuCo2 Inc.  is the leading  and only  national  provider of bulk CO2 products  and  services to the U.S.  fountain  beverage  industry.  With service locations within reach of 99% of the fountain  beverage users in the Continental
U.S., NuCo2's experienced  professionals  comprise the largest network of sales, service,  and  support  specialists  in the  industry.  The  Company is uniquely positioned  to  provide  strong  local  support  combined  with the  operational advantages of dealing with a single,  responsive  organization,  an increasingly appealing factor for national restaurant chains, convenience stores, theme parks and sports and  entertainment  complexes,  among  others.  NuCo2's  revenues are largely derived from the installation,  maintenance,  rental and service of high quality  bulk  CO2  systems.  NuCo2  has been a  pioneer  in the use of bulk CO2 systems technology and refilling services,  which is increasingly replacing high pressure  CO2  cylinders,  until  now the  traditional  method  for  carbonating fountain beverages.  The new technology offers consistent quality,  greater ease of  operation,  and  heightened  efficiency  and  safety  utilizing  permanently installed on-site  cryogenic  storage tanks.  NuCo2 provides systems and service that allows its customers to spend more time serving their customers.  Visit the
Company's website at http://www.nuco2.com.

Statements  contained in this press release  concerning  the Company's  outlook, competitive  position and other  statements of management's  beliefs,  goals and expectations are "forward-looking  statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities  Exchange Act of
1934, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  With respect  to such  forward-looking  statements,  we claim  protection  under  the
Private Securities  Litigation Reform Act of 1995. These risks and uncertainties include, but are not limited to, the ability of the Company to add new accounts, competition,  general economic conditions and other factors and risks identified in the Company's U.S.  Securities and Exchange  Commission  filings.  NuCo2 Inc.
will host a conference  call tomorrow,  May 6, 2003, at 11 a.m.  Eastern Time to discuss its third quarter results and expectations for the future. Investors may listen to the call via  NuCo2's  website,  located at  http://www.nuco2.com.  To listen to the call,  please go to the Company's website at least fifteen minutes early to register.  For those who cannot listen to the live broadcast, a webcast replay will be available shortly after the call on the Company's website through the close of business on May 10, 2003.

                                 (TABLE FOLLOWS)

                                       NUCO2 INC.

                                CONDENSED BALANCE SHEETS
                                     (IN THOUSANDS)

                                         ASSETS                     March 31, 2003    June 30, 2002
                                                                    --------------    -------------
                                                                     (Unaudited)

Current assets:
         Cash and cash equivalents                                        $    517         $  1,562
         Trade accounts receivable, net of allowance for doubtful
         accounts of $2,360 and $3,085, respectively                         6,694            7,171
         Inventories                                                           197              235
         Prepaid expenses and other current assets                           2,476            1,966
                                                                         ---------        ---------
              Total current assets                                           9,884           10,934
                                                                         ---------        ---------
Property and equipment, net                                                 93,233           95,084
         Goodwill & other intangible assets, net                        25,085           26,300
         Other                                                                 199              320
                                                                         ---------        ---------
              Total other assets                                            25,284           26,620
                                                                         ---------        ---------
                  Total assets                                            $128,401         $132,638
                                                                         =========        =========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Current maturities of long-term debt                             $     43         $     40
         Accounts payable                                                    3,188            3,512
         Accrued expenses & other current liabilities                    6,444            5,051
                                                                         ---------        ---------
              Total current liabilities                                      9,675            8,603

Long-term debt, less current maturities                                     32,421           48,254
Subordinated debt                                                           39,526           39,366
Customer deposits                                                            2,974            2,644
                                                                         ---------        ---------
              Total liabilities                                             84,596           98,867

Redeemable preferred stock                                                   9,076            8,552

Total shareholders' equity                                                  34,729           25,219
                                                                         ---------        ---------
                                                                          $128,401         $132,638
                                                                         =========        =========

                                   NUCO2 INC.

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                        Three Months Ended March 31,     Nine Months Ended March 31,
                                                        ----------------------------     ---------------------------
                                                              2003            2002            2003            2002
                                                              ----            ----            ----            ----

Net sales                                                 $ 18,340        $ 17,743        $ 55,119        $ 54,439
Costs and expenses:
       Cost of products sold                                 8,743           8,964          26,584          26,763
       Selling, general and administrative expenses          3,832           3,914          13,591          11,237
       Depreciation and amortization                         4,355           4,044          13,171          12,242
       Loss on asset disposal                                  364             599           1,229           1,560
                                                          ------------------------        ------------------------
                                                            17,294          17,521          54,575          51,802
                                                          ------------------------        ------------------------

       Operating income                                      1,046             222             544           2,637

Loss on Early Extinguishment of Debt                            --              --              --             796
Interest expense                                             1,823           2,035           5,745           6,361
                                                          ------------------------        ------------------------
       Net (loss)                                         $   (777)       $ (1,813)       $ (5,201)       $ (4,520)
                                                          ========================        ========================

Net (loss) per common share                               $  (0.09)       $  (0.23)       $  (0.55)       $  (0.57)
                                                          ========================        ========================

Weighted average number of common and common
      equivalent shares outstanding                         10,633           8,734          10,320           8,692
                                                          ========================        ========================

                        RECONCILIATION OF GAAP AND EBITDA
                        ---------------------------------

                                    Quarter Ended March 31,       Quarter Ended
                                       2003           2002         Dec 31, 2002
                                    -------        -------        -------------

Net (loss)                          $  (777)       $(1,813)             $(2,314)
Interest expense                      1,823          2,035                1,930
Depreciation and amortization         4,355          4,044                4,397
                                    -------        -------              -------
EBITDA                              $ 5,401        $ 4,266              $ 4,013
                                    =======        =======              =======

            Earnings  before  interest,  taxes,  depreciation  and  amortization
("EBITDA")  is one of the  principal  financial  measures  by which the  Company measures  its  financial  performance.  EBITDA  is a widely  accepted  financial indicator  used by many  investors,  lenders and analysts to analyze and compare companies on the basis of operating  performance,  and the Company believes that
EBITDA provides useful  information  regarding the Company's  ability to service its debt and other  obligations.  However,  EBITDA does not represent  cash flow from  operations,  nor has it been presented as a substitute to operating income or net income as  indicators  of the  Company's  operating  performance.  EBITDA excludes  significant  costs of doing  business and should not be  considered in isolation or as a substitute for measures of performance  prepared in accordance with accounting  principles  generally accepted in the United States of America.
In addition,  the  Company's  calculation  of EBITDA may be  different  from the calculation  used  by  its  competitors,  and  therefore  comparability  may  be affected.  The  Company's  lenders  also use  EBITDA  to  assess  the  Company's compliance with debt covenants. These financial covenants are based on a measure that is not consistent  with  accounting  principles  generally  accepted in the
United  States of America.  Such  measure is EBITDA (as  defined) as modified by certain defined adjustments.